UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
  ___________________________________
FORM 8-K
 ___________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 13, 2025
  ___________________________________
VAREX IMAGING CORPORATION
(Exact name of registrant as specified in its charter)
 ___________________________________

Delaware
(State or other jurisdiction of incorporation or organization)
001-37860	81-3434516
(Commission File Number)	(I.R.S. Employer Identification Number)

1678 S. Pioneer Road, Salt Lake City, Utah	84104
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (801) 972-5000
Not Applicable
(Former name or former address, if changed since last report)
 ___________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	VREX	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b - 2 of the Securities Exchange Act of 1934. Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On February 13, 2025, at the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Varex Imaging Corporation (the “Company”), the Company’s stockholders approved an amendment to the Varex Imaging Corporation Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to provide for the limitation or elimination of monetary liability of certain officers of the company for breaches of the fiduciary duty of care, to the fullest extent permitted under Delaware law (the “Amendment”). The Amendment had been previously approved, subject to stockholder approval, by the Company’s Board of Directors. On February 13, 2025, the Company filed a certificate of amendment to the Certificate of Incorporation (the “Certificate of Amendment”) with the Delaware Secretary of State to effect the Amendment, which became effective immediately upon its filing.
A description of the Amendment is set forth in the Company’s Definitive Proxy Statement on Schedule 14A, as amended, initially filed with the Securities and Exchange Commission on December 30, 2024, (the “Proxy Statement”) under “Proposal Five – Approve an Amendment to the Varex Imaging Corporation Certificate of Incorporation to Include an Officer Exculpation Provision,” which description is incorporated herein by reference. The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, a copy of which is attached hereto as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 5.07    Submission of Matters to a Vote of Security Holders
The Annual Meeting of the Company was held on February 13, 2025. At the Annual Meeting, a total of 37,910,094 shares of Company common stock, representing approximately 92% of the shares outstanding and eligible to vote and constituting a quorum, were represented in person or by valid proxies. The final results for the votes of the Annual Meeting regarding each proposal voted on at the Annual Meeting are set forth in the following tables. Each of these proposals is described in detail in the Proxy Statement.
Proposal One:

The Company’s stockholders elected Kathleen L. Bardwell, Jocelyn D. Chertoff, Timothy E. Guertin, Jay K. Kunkel, Walter M Rosebrough, Jr., Sunny S. Sanyal and Christine A. Tsingos to serve as directors until the 2026 Annual Meeting of Stockholders:

	For	Against	Abstain	Broker Non-Votes
Kathleen L. Bardwell	35,014,553	226,685	23,524	2,645,332
Jocelyn D. Chertoff	34,654,712	587,407	22,643	2,645,332
Timothy E. Guertin	34,231,827	1,009,130	23,805	2,645,332
Jay K. Kunkel	34,296,371	941,842	26,549	2,645,332
Walter M Rosebrough, Jr.	34,015,663	1,219,762	29,337	2,645,332
Sunny S. Sanyal	34,988,919	242,571	33,272	2,645,332
Christine A. Tsingos	34,420,300	820,717	23,745	2,645,332

Proposal Two:

The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement:

For	Against	Abstain	Broker Non-Votes
34,235,641	993,088	36,033	2,645,332

Proposal Three:

The Company’s stockholders recommended, on an advisory basis, that the Company hold an advisory vote on the Company’s executive compensation every one year:

One Year	Two Years	Three Years	Abstain
33,084,067	11,152	2,147,969	21,574

Based on the strong preference for a vote every one year, the Company will include a shareholder vote on the compensation of executives in its proxy materials annually until the next required vote on the frequency of shareholder votes on the compensation of executives.

Proposal Four:

The Company’s stockholders approved the Varex Imaging Corporation 2017 Employee Stock Purchase Plan, as amended:

For	Against	Abstain	Broker Non-Votes
35,172,804	66,660	25,298	2,645,332

Proposal Five:

The Company’s stockholders approved the amendment to the Company’s Certificate of Incorporation to include an officer exculpation provision:

For	Against	Abstain	Broker Non-Votes
28,757,660	6,476,960	30,142	2,645,332

Proposal Six:

The Company’s stockholders ratified the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2025:

For	Against	Abstain
37,669,154	216,662	24,278

Item 9.01    Financial Statement and Exhibits
(d) Exhibits

Exhibit No.	Exhibit Description

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Varex Imaging Corporation, effective as of February 13, 2025

10.1	Varex Imaging Corporation 2017 Employee Stock Purchase Plan (incorporated by reference to Appendix A to the proxy statement filed by the Registrant on December 30, 2024).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAREX IMAGING CORPORATION

Dated: February 13, 2025	By:	/s/ KIMBERLEY E. HONEYSETT
Kimberley E. Honeysett
Chief Legal Officer and Corporate Secretary